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                                                                    EXHIBIT 10.7

PRIVATE & CONFIDENTIAL





                           THE TRANSGENOMIC INC. 1997
                                STOCK OPTION PLAN

                            (AS AMENDED AND RESTATED)

                     UK APPROVED STOCK OPTION SUB PLAN 1999

                APPROVED BY THE INLAND REVENUE UNDER REF: X19932










                                DELOITTE & TOUCHE
                                   HILL HOUSE
                              1, LITTLE NEW STREET
                                     LONDON
                                    EC4A 3TR

                                  Ref:- SVW/NN


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                              THE TRANSGENOMIC INC.
                             1997 STOCK OPTION PLAN

                     UK APPROVED STOCK OPTION SUB PLAN 1999

1.   INTRODUCTION

1.1 For the purpose of granting options under a scheme approved by the United Kingdom's Inland Revenue under Schedule 9 to the United Kingdom's Income and Corporation Taxes Act 1988 ("Schedule 9"), the terms of the Transgenomic Inc. Amended and Restated 1997 Stock Option Plan, as amended and restated as of 14 October 1997 (hereafter called the "1997 Plan") are amended by the creation of the UK Share Option Sub-Plan 1999 ("the Sub-Plan") which shall be applicable to the employees of Transgenomic Inc. and its subsidiaries and affiliates who are resident in the United Kingdom.

1.2 The terms of the Sub Plan shall be the terms of the 1997 Plan, amended as set out below.

2.   NATURE OF OPTIONS

2.1 No options or rights may be granted under the Sub Plan other than Approved Stock Options.

2.2 The Company Stock over which Approved Stock Options are granted under the Sub Plan must satisfy paragraphs 10-14 of Schedule 9.

3.   ELIGIBILITY AND GRANT OF OPTIONS

3.1 No Approved Stock Options may be granted under the Sub Plan to a person who is not an employee or a full-time director of the Company or such companies under the control of the Company as may be nominated from time to time within the meaning of paragraph 27 of Schedule 9.

3.2 For the purposes of Rule 3.1 of this Sub Plan above, a person shall be treated as a full-time director of a Company if he is obliged to devote to the performance of the duties of his office of employment with the Company, or with the Company and any other participating Company, not less than 25 hours a week (excluding meal-breaks).

3.3 No Approved Stock Options may be granted under the Sub Plan to, or exercised by, a person who is not eligible to participate by virtue of paragraph 8 of Schedule 9.

3.4. No person shall be granted an option under the Sub Plan for which the exercise price, when added to the exercise price of all Approved Stock Options for such individual subsisting under the Sub Plan, or any other option granted under a discretionary share option scheme approved by the United Kingdom Inland Revenue and established by the Company or any associated company (as defined in section 187(2) of the Income and Corporation Taxes Act 1988), would exceed L30,000 (or such limit as may from time to time be provided for by paragraph 28 of Schedule 9).


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3.5  No option shall be granted under this Sub Plan at any price which is less than its Fair Market Value, or in the case of an option to subscribe for shares, the nominal value of the Company Stock, if higher.

3.6 If and so long as the Company Stock is listed on the London Stock Exchange or the New York Stock Exchange, "Fair Market Value" shall mean its middle market quotation (as derived from the Daily Official List). If and so long as the Company Stock is not so listed, "Fair Market Value" shall mean the fair market value of the relevant stock on the relevant date, as determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance of each grant with the Shares Valuation Division of the UK Inland Revenue.

3.7 The Committee may grant an Approved Stock Option subject to such objective conditions as it may determine and specify at the date of grant, provided that such conditions have been approved by the UK Inland Revenue.

3.8  Section 6.3 of the 1997 Plan shall not apply.

3.9  Section 7.2 of the 1997 Plan shall read as if it contained only the words:

     "Payment in full for the number of shares purchased under any Approved Stock Option shall be made to the Company in cash at the time of such exercise".

3.10 The Committee shall procure the issue or transfer of shares pursuant to the exercise of an Approved Stock Option within 28 days following the effective date of exercise of the Option. Shares to be issued pursuant to the Sub Plan shall rank pari passu in all respects with the Company Stock of the same class for the time being in issue same as regards any rights attaching to a record date prior to the date of issue and in the case of a transfer of shares, the transferee shall not acquire any rights attaching to such shares by reference to a record date prior to the date of transfer.

4.   ADJUSTMENTS

4.1  Article VIII of the 1997 Plan shall read as if it contained only the words:

     "The number of shares of Company Stock over which an Approved Stock Option is granted and the exercise price shall be adjusted in such manner as the Committee shall determine following any capitalisation issue, rights issue, subdivision, consolidation or reduction of share capital of the Company or any other variation of share capital to the intent that (as nearly as may be without involving fractions of a share or an exercise price calculated to more than two places of decimals) the exercise price payable in respect of an Approved Stock Option shall remain unchanged provided that:-

     (a) the aggregate amount payable on the exercise of the Approved Stock Option in full is not increased;

     (b) the exercise price for shares of Company Stock is not reduced below its nominal value; and


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     (c) no such adjustment is made without the prior approval of the UK Inland
         Revenue.

5.   EFFECT OF CORPORATE CHANGES

5.1 If any person obtains Control (as defined in Rule 5.6 below) of the Company as a result of making:

     (a) a general offer to acquire the whole of the issued stock of the Company (where such an offer is made upon a condition such that if it is satisfied the person making the offer will have control of the Company; or

     (b) a general offer to acquire all the shares in the Company which are of the same class as the Company Stock subject to Approved Stock Options;

     any existing Approved Stock Option may be exercised within 6 months of the time when the person making such an offer obtains Control of the Company.

5.2 If, as a result of the events specified in 5.1 another Company has obtained Control of the Company, a holder of an Approved Stock Option may, by agreement with that other Company (the "Acquiring Company"), within 6 months release such existing options held over the Company Stock (the "Old Option") for an option fulfilling the requirements of Rule 5.3 (a "New Option").

5.3  An Approved Stock Option shall only be New Option if it:

     (a) is held over stock in the Acquiring Company or some other Company falling within Schedule 9 paragraph 10(b) or (c);

     (b) is a right to acquire such an amount of stock as would have on acquisition of the New Option an aggregate market value equal to the aggregate market value of the stock which was subject to the Old Option upon its release;

     (c) has a subscription price such that the aggregate price payable upon the complete exercise equals the aggregate price which would have been payable on completion of the Old Option; and

     (d) is otherwise identical to the Old Option.

5.4 The New Option shall, for all other purposes of this Sub Plan, be treated as having been acquired at the same time as Old Option.

5.5 Where New Options are granted under this Rule, all references to Transgenomic Inc in the 1997 Plan, or this Sub Plan, shall be construed as references to the Acquiring Company, or as the case may be, to any other company to which the Stock or stock subject to New Options relates.

5.6 For the purposes of this Rule, a person shall be deemed to have Control of the Company, if he and others acting in concert with him have obtained control of it, within the meaning of section 840 of the UK Income and Corporation Taxes Act 1988


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6.   TERMINATION OF OPTIONS

6.1 For the purposes of this Sub Plan, Section 10 of the 1997 Plan shall be read as if it contained only the words:

     "An Approved Stock Option may be exercised by the personal representative of a deceased Optionee within one year following the date of his death and by the Optionee within one year following the date upon which such Optionee ceases to hold office or employment with the Company, if such cessation is as a result of:

     (a) permanent or total disability (provided the Optionee has been continuously employed by the Company for at least three years or such shorter period as the Committee may determine upon the grant of any Approved Stock Option);

     (b)  pregnancy;

     (c)  redundancy within the meaning of the UK Employment Rights Act 1996;

     (d) retirement at the normal age provided that the option has been held for at least 2 years at the date of such retirement (or such longer period as the Committee may determine upon the grant of any Approved Stock Option); or

     (e)  any other reason at the discretion of the Committee.

6.2 Where an Optionee ceases to hold office or employment with the Company for any reason other than those set out in Rule 6.1, the Approved Stock Option shall lapse, whether or not vested.

7.   MISCELLANEOUS

7.1  Section 11.2 shall not apply to the Sub Plan.

7.2 In the event of any conflict between the terms of the 1997 Plan and this Sub Plan, the Sub Plan shall prevail.

7.3  No amendment made to:

     (a)  any Approved Stock Option granted under this Sub Plan;

     (b)  any part of this Sub Plan;

     (c) any part of the 1997 Plan insofar as those amendments affect this Sub Plan,

     shall have any effect until it has been approved by the Board of the UK Inland Revenue.